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                                                           Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                          INTEGRATED ORTHOPAEDICS, INC.
             (Exact name of registrant as specified in its charter)


                   TEXAS                                      76-0203483
        (State or other jurisdiction of                    (I.R.S. Employer
        incorporation or organization)                    Identification No.)

          5858 WESTHEIMER, SUITE 500
                HOUSTON, TEXAS                                   77057
   (Address of Principal Executive Offices)                   (Zip Code)

                          INTEGRATED ORTHOPAEDICS, INC.
                  AMENDED AND RESTATED LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

          LAURIE HILL GUTIERREZ                             (713) 225-5464
       SENIOR VICE PRESIDENT AND                          (Telephone number,
         CHIEF FINANCIAL OFFICER                         including area code,
       5858 WESTHEIMER, SUITE 500                        of agent for service)
          HOUSTON, TEXAS 77057
 (Name and address of agent for service)

---------------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                       PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE        AMOUNT TO BE        OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
         REGISTERED                REGISTERED               SHARE*                    PRICE*            REGISTRATION FEE
----------------------------- --------------------- ------------------------ ------------------------- --------------------
Common Stock (par value         2,500,000 shares             $0.88                  $2,200,000               $580.80
$.001 per share)
----------------------------- --------------------- ------------------------ ------------------------- --------------------

* Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, based on the average of the high and low sales prices of a share of Common Stock of the Registrant on the American Stock Exchange on April 20, 2000.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Integrated Orthopaedics, Inc. (the "Company"), are incorporated herein by reference:

                  The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 (File No. 1-10677).

                  The description of the Company's Common Stock contained in the Company's Registration Statement filed under the Securities Exchange Act of 1934 (the "Exchange Act") to register such class of securities under such Act.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Articles of Incorporation of the Company, together with its Bylaws, provide that the Company shall indemnify its officers and directors, and may indemnify its other employees and agents, to the fullest extent permitted by law. The laws of the State of Texas permit, and in some cases require, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, fines, settlements and reasonable expenses under certain circumstances.


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                  The Company has also adopted provisions in its Articles of
Incorporation that limit the liability of its directors to the fullest extent permitted by the laws of the State of Texas. Under the Company's Articles of Incorporation, and as permitted by the laws of the State of Texas, a director is not liable to the Company or its shareholders for damages for breach of fiduciary duty. Such limitation of liability does not affect liability for (i) breach of the director's duty of loyalty to the corporation or its shareholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) any transaction from which the director derived an improper personal benefit, or (iv) the payment of any unlawful dividends.

                  Texas corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company has purchased and maintains a directors' and officers' liability policy for such purposes.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.    EXHIBITS.

Exhibit
Number      Description of Exhibit
-------     ----------------------
  4(a)      Articles of Incorporation of the Company, as amended to date. (1)

  4(b)      Bylaws of the Company, as amended to date. (2)

  4(c)      Certificate of Designation and Determination of Rights and
            Preferences of Cumulative Convertible Preferred Stock, Series A of the Company.(3)

  4(d)      Certificate of Designation, Rights and Preferences of Series B
            Convertible, Non-Redeemable Preferred Stock of the Company. (4)

  5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

 23(a)      Consent of McDermott, Will & Emery (included in its opinion filed as
            Exhibit 5).

 23(b)      Consent of Ernst & Young LLP.

 24 Power of Attorney (included with the signature page to this registration statement).


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(1)      (Incorporated herein by reference to Exhibit 3.1 to the Company's
         Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.


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(2)      Incorporated herein by reference to Exhibit 3.2 to the Company's Annual
         Report on Form 10-KSB for the year ended December 31, 1997.

(3) Incorporated herein by reference to Exhibit 4.01 to the Company's Current Report on Form 8-K dated December 12, 1997.

(4) Incorporated herein by reference to Exhibit 4.02 to the Company's Current Report on Form 8-K dated December 12, 1997.


ITEM 9.    UNDERTAKINGS.

         (1)      The undersigned registrant hereby undertakes:

                           (a) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (b) That, for the purpose of determining any
                  liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (3) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Act (and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on April 21, 2000.

                           INTEGRATED ORTHOPAEDICS, INC.


                           By: /s/ Laurie Hill Gutierrez
                               -------------------------------------------------
                               Laurie Hill Gutierrez
                               Senior Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jose E. Kauachi and Laurie Hill Gutierrez and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform such each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing power of attorney have been signed on April 21, 2000, by the following persons in the capacities indicated:

                   SIGNATURES                              TITLE
/s/ Jose E. Kauachi                            Chairman of the Board and President
---------------------------------------          (Principal Executive Officer)
           Jose E. Kauachi


/s/ Laurie Hill Gutierrez                      Senior Vice President,
---------------------------------------        Chief Financial Officer, Secretary
        Laurie Hill Gutierrez                  and Treasurer (Principal Financial
                                               Officer and Principal Accounting
                                               Officer)


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
            SIGNATURES                              TITLE

/s/ Steven B. Gruber                           Director
--------------------------------------
         Steven B. Gruber


/s/ Scott J. Hancock                           Director
--------------------------------------
         Scott J. Hancock


/s/ Clifford R. Hinkle                         Director
--------------------------------------
         Clifford R. Hinkle


/s/ Mark A. Wolfson                            Director
--------------------------------------
         Mark A. Wolfson


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                                  EXHIBIT INDEX


Exhibit
Number      Description of Exhibit
-------     ----------------------
  4(a)      Articles of Incorporation of the Company, as amended to date. (1)

  4(b)      Bylaws of the Company, as amended to date. (2)

  4(c)      Certificate of Designation and Determination of Rights and
            Preferences of Cumulative Convertible Preferred Stock, Series A of the Company.(3)

  4(d)      Certificate of Designation, Rights and Preferences of Series B
            Convertible, Non-Redeemable Preferred Stock of the Company. (4)

  5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

 23(a)      Consent of McDermott, Will & Emery (included in its opinion filed as
            Exhibit 5).

 23(b)      Consent of Ernst & Young LLP.

 24 Power of Attorney (included with the signature page to this registration statement).

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(1)      (Incorporated herein by reference to Exhibit 3.1 to the Company's
         Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

(2) Incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

(3) Incorporated herein by reference to Exhibit 4.01 to the Company's Current Report on Form 8-K dated December 12, 1997.

(4) Incorporated herein by reference to Exhibit 4.02 to the Company's Current Report on Form 8-K dated December 12, 1997.




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